AGREEMENT TO ACQUIRE CERTAIN INTERESTS IN REAL PROPERTY

                  AND ESCROW INSTRUCTIONS


                           Among


                    11601 HOLDING CORP.;

               FOREST CITY SAN VICENTE CORP.;

                   WILSHIRE SV ASSOCIATES

                            and

     The Constituent Partners of Wilshire SV Associates


                           Owner



                            and



              ARDEN REALTY LIMITED PARTNERSHIP


                          Acquirer



                            and



                     ARDEN REALTY, INC.

                            ARI

                          Covering


                   World Savings Building
                  11601 Wilshire Boulevard
                  Los Angeles, California


                   November 12, 199


  AGREEMENT TO ACQUIRE CERTAIN INTERESTS IN REAL PROPERTY

                  AND ESCROW INSTRUCTIONS


    THIS AGREEMENT TO ACQUIRE CERTAIN INTERESTS IN REAL
PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into this 12th day of November 1997 by and among ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Acquirer"), ARDEN REALTY, INC., a Maryland corporation ("ARI"), 11601 HOLDING CORP., a Delaware corporation ("Apollo"), FOREST CITY SAN VICENTE CORP., an
Ohio corporation ("Forest City"), WILSHIRE SV ASSOCIATES, a
California limited partnership and the constituent partners of WILSHIRE SV ASSOCIATES (collectively, "Wilstein").
Apollo, Forest City and Wilstein are sometimes hereinafter collectively referred to as "Owner."

    A. At the Closing (as hereinafter described) Apollo, Forest City and Wilstein will be the owner, as tenants in common, of a leasehold estate covering that certain parcel of real property (the "Real Property") and the owner of the improvements thereon which, for informational purposes only, are a 25-story office building containing approximately 469,115 rentable square feet, other facilities, fixtures, paving and surfacing thereon or associated therewith, with a separate eight level automobile parking structure with a total of approximately 1,000 marked parking spaces (collec tively, the "Improvements"). The Real Property and Improve ments are located at 11601 Wilshire Boulevard, Los Angeles, California, and more particularly described in Exhibit "A" attached hereto and forming a part hereof. The entity and undivided ownership interest of Apollo, Wilstein and Forest City, as tenants in common, either directly or through constituent entities, are, or as of the Closing will be, Apollo as to 50%, Wilstein as to 25% and Forest City as to 25%. The undivided tenancy in common interests are each sometimes hereinafter individually referred to as a "TIC Interest" and all are sometimes hereinafter collectively referred to as the "TIC Interests". As used herein, the term "Percentage Interest" as to each of Apollo, Wilstein and Forest City means such party's percentage interest as set forth in this paragraph.

    B. Wilstein desires to contribute its TIC Interest to Acquirer in exchange for cash and limited partnership interests ("OP Units") in Acquirer, and Apollo desires to merge its entity into ARDEN REALTY, INC., the general partner of Acquirer ("ARI") in exchange for ARI common stock, and Acquirer desires to acquire, all of their respective TIC Interests in the real and personal property located at or forming part of the Real Property, the Improvements, and all appurtenant easements and rights, and the Personal Property (as hereinafter defined) on the terms, covenants and conditions hereinafter set forth.

    C. Forest City desires to hold its TIC Interest following the Closing as a tenant in common with Acquirer, and Acquirer acknowledges that it will be a tenant in common with Forest City following Acquirer's acquisition of the TIC
Interests of Apollo and Wilstein at the Closing.

    D. As of the date hereof, all of the TIC Interests in the real property are subject to a first trust deed loan with Swiss Bank Corporation ("Existing Loan"), with the ability to repay the same in full on or before December 15, 1997, in the discounted amount of $77,000,000 ("Pay-Off Amount") reduced by $1,000,000 which has already been paid by Owner leaving a remaining amount to be paid of $76,000,000 ("Remaining Pay-Off Amount"). After the Closing (as hereinafter defined), Acquirer shall cause the Existing Loan to be replaced by a new nonrecourse first trust deed loan(s) complying in all respects with the requirements of paragraphs 2.2, 2.3 and 2.4 below ("New Loan").

    NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon and in consideration of the purchase price hereinbelow set forth, and the other terms, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by Owner and Acquirer as follows:

    1. Acquisition. Subject to all of the terms and conditions of this Agreement and for the consideration set forth, on Closing (as hereinafter defined), Apollo, Wilstein and Forest City individually and collectively agree as follows:

         1.1 Apollo. Apollo shall merge into ARI and ARI shall issue to the merged entity's shareholders, ARI common stock and thereby acquire all of Apollo's right, title and interest in and to the Property (hereinafter described)(the
"Merger") in the manner provided in that certain Merger
Agreement ("Merger Agreement") attached hereto as Exhibit
"N" and made a part hereof.

         1.2 Wilstein. Wilstein shall contribute and convey or cause to be conveyed to Acquirer all of Wilstein's right, title and interest in the Property in exchange for OP Units and cash of Acquirer (the "Contribution") in the manner provided in that certain Contribution Agreement ("Contribution Agreement") attached hereto as Exhibit "K" and made a part hereof.

         1.3 Forest City.  Forest City shall enter into a
Tenancy in Common Agreement (the "TIC Agreement") setting forth the respective rights and obligations of Forest City and Acquirer as tenants in common with respect to the Property following the Closing in the form and substance of Exhibit "M" attached hereto and made a part hereof.

         1.4 The Property. The Property shall consist of all of the interests of Apollo, Wilstein and Forest City and shall constitute all of the ownership interests in the following:

         (a) That certain leasehold estate ("Leasehold Estate") in the Real Property more particularly described in Exhibit "A" which, as a condition to Closing will be subject only to such easements, agreements and exceptions as may have been approved or deemed approved by Acquirer in accordance with Paragraph 4(a) hereof and the tenancies and occupancies that are set forth on Exhibit "B" or which are approved hereafter as herein provided;

         (b) The interests of the Owner in the Improvements, together with all easements and appurtenances thereto;

         (c) All of the personal property of Owner (the "Personal Property") located at, attached or appurtenant to, or used in connection with the operation or maintenance of the Real Property and/or the Improvements (the "Inventory");

         (d) All leases to tenants leasing space in the Improvements (the "Tenant Leases");

         (e) To the extent assignable, those certain service and other agreements more particularly described in Exhibit
"C" attached hereto and made a part hereof; and

         (f) All other right, title and interest of Owner in and to trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights-of-way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights (collectively, the "Intangibles") to the extent assignable or transferable. Reference herein to the "Property" shall include all of the real, personal and intangible property described in subparagraphs (a) through (f) hereof.

    2.   Valuation and Payment or Exchange.  Owner and
Acquirer have agreed that the value of the Property is the sum of One Hundred Ten Million Six Hundred Thousand and
No/100 Dollars ($110,600,000) ("Valuation") and Acquirer will exchange with Apollo and Wilstein for all of their TIC
Interests in the Property (75%) based upon $83,100,000 of the Valuation, and accept Forest City as a tenant in common and owner of an undivided twenty-five (25%) interest in the Property, subject to the terms of the TIC Agreement.

         2.1 Deposit.

         (a) Upon the opening of Escrow (as hereinafter set forth) Acquirer shall deliver to Escrow Agent (as hereinafter defined) cash in the sum of Five Hundred
Thousand and No/100 Dollars ($500,000.00), ("Initial
Deposit") which shall be held by Escrow Agent as security for the full performance by Acquirer of its obligations hereunder and on account of its obligations at Closing, subject to the following terms and conditions:

             (i)  If Acquirer elects to continue with its
acquisition of the Property pursuant to this Agreement after the Approval Period or the Extended Approval Period, as the case may be, (as hereinafter defined), Acquirer shall increase the Initial Deposit prior to the Approval Date or the Extended Approval Date, as the case may be, by cash in the amount of Two Million Dollars ($2,000,000) for a total of $2,500,000 (which sum, together with any interest earned thereon and additions thereto, are herein collectively called the "Deposit") and such Deposit shall become non-refundable subject to the remaining conditions to Closing;

             (ii) If Closing occurs, then the Deposit shall be refunded;

             (iii)   If Closing does not occur and Owner
shall be entitled to liquidated damages as provided in Paragraph 10(b) hereof, Owner shall be entitled to the Deposit; and

             (iv) If the Closing does not occur and Acquirer shall be entitled to the return of the Deposit as provided in this Agreement, the same shall be returned to Acquirer.

         (b) The Deposit shall be at all times invested by Escrow Agent in the following investments ("Approved Invest ments"): (i) United States Treasury obligations, (ii)
United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Owner, (iii) Certificates of Deposit or Money
Market Accounts of institutions whose deposits are insured by the FDIC or (iv) such other manner as may be reasonably agreed to by Owner and Acquirer. The Deposit shall be disposed of by Escrow Agent only as provided in this Agreement.

         2.2 Contribution. Wilstein shall contribute its TIC Interest to Acquirer and become an additional limited partner in Acquirer at Closing. The TIC Interest of Wilstein ( the "Contribution Interest") shall be contributed to the capital of Acquirer subject to Wilstein's Percentage Interest of the Remaining Pay-Off Amount of the Existing Loan (it being understood and agreed that Acquirer shall replace after Closing the Existing Loan with the New Loan in an amount at least equal to $60,000,000 and containing terms and provisions no more materially onerous than the Existing
Loan). At Closing, and in consideration for the Contribution, Wilstein shall receive limited partnership interests in Acquirer ("OP Units") and cash in an aggregate amount equal to the "Contribution Value". As used herein, "Contribution Value" means the amount by which Twenty-Eight Million Seven Hundred Seventy Thousand and No/100 Dollars ($28,770,000) (the "Wilstein Share") exceeds an amount equal to (i) an amount equal to Wilstein's Percentage Interest of the Remaining Pay-Off Amount, plus (or minus) (ii) an amount equal to Wilstein's Percentage Interest of the net amount of all costs, expenses, adjustments and prorations to be credited (or debited) to Acquirer pursuant to this Agreement. For purposes of determining the number of OP Units to be issued to Wilstein, each OP Unit shall have a deemed value equal to the value of one (1) share of ARI common stock as of the date which is five (5) business days prior to Closing. The Contribution shall be consummated pursuant to the terms of that certain Contribution Agreement in the form of Exhibit "K" attached hereto and made a part hereof. Notwithstanding anything to the contrary contained in this paragraph 2.2, if at the Effective Date both the Contribution Agreement and the Amendment to Limited Partner's Agreement have not been attached hereto as Exhibits "K" and "L," respectively, the parties agree that unless on or before November 17, 1997 the same shall be initialed by Acquirer and Wilstein and attached hereto, then either Acquirer or Wilstein shall have the right to terminate this Agreement. Any such termination shall be exercised, if at all, by the electing party giving written notice thereof to all parties hereto, whereupon this Agreement shall terminate. The OP Units issued to Wilstein thereby may be redeemed or exchanged only in accordance with that certain Amendment to Limited Partnership Agreement, in the form attached hereto as Exhibit "L".

         2.3 Merger. Apollo shall merge into ARI and ARI shall issue to the merged entity's shareholders, ARI common stock in exchange pursuant to a tax-free reorganization qualifying under the Internal Revenue Code, as amended. The value of the Apollo TIC Interest so merged shall be subject to the Apollo Percentage Interest of the Remaining Pay-Off Amount (it being understood and agreed that Acquirer shall replace after Closing the Existing Loan with the New Loan in an amount at least equal to $60,000,000). At the Closing and consummation of the merger, the Apollo shareholders shall receive ARI Common Stock in an amount equal to the "Merged Value". As used herein, "Merged Value" means the amount by which Fifty-Four Million Three Hundred Thirty Thousand and No/100 Dollars ($54,330,000) (the "Apollo Share") exceeds an amount equal to (i) Apollo's Percentage Interest of the Remaining Pay-Off Amount, plus (or minus) (ii) an amount equal to Apollo's Percentage Interest of the net amount of all costs, expenses, adjustments and prorations to be credited (or debited) to Acquirer pursuant to this Agreement. Each share of ARI Common Stock shall have a value equal to its closing price five (5) business days prior to the Closing. The Merger shall be consummated pursuant to the terms of that certain Merger Agreement in the form of Exhibit "N" attached hereto and made a part hereof and the Investor Questionnaire in the form of Exhibit "O" attached hereto and made a part hereof. Notwithstanding anything to the contrary contained in this paragraph 2.3, if at the Effective Date the Merger Agreement has not been attached hereto as Exhibit "N", the parties agree that unless on or before November 17, 1997 (a) the same shall be initialled by Acquirer and Apollo and attached hereto or (b) Apollo shall elect in writing to sell for cash its TIC Interest in the Property based upon a sale price equal to the amount by which Fifty-Four Million Three Hundred Thirty Thousand and No/100 Dollars ($54,330,000) exceeds an amount equal to (i) Apollo's Percentage Interest of the Remaining Pay-Off Amount, plus (or minus) (ii) an amount equal to Apollo's Percentage Interest applied to the net amount of all costs, expenses, adjustments and proration to be credited (or debited) to Acquirer pursuant to this Agreement, then either Acquirer or Apollo shall have the right to terminate this Agreement. Any such termination shall be exercised, if at all, by the electing party giving written notice thereof to all parties hereto, whereupon this Agreement shall terminate.

         2.4 Tenant in Common. Forest City shall hold its TIC Interest subject to an amount of the New Loan which shall be nonrecourse and in an amount equal to its share (for its tax basis purposes) of the Remaining Pay-Off Amount. Forest City agrees to (a) enter into a nonrecourse promissory note in that amount and secured by its TIC Interest, and to execute any collateral agreements or documents that are reasonably necessary or customarily appropriate in connection with such portion of the New Loan in form and substance reasonably acceptable to Forest City and (b) enter into that certain Tenancy In Common Agreement in the form of Exhibit "M" attached hereto and made a part hereof. Notwithstanding anything to the contrary contained in this paragraph 2.4, (a) if at the Effective Date the Tenancy In Common Agreement has not been attached hereto as Exhibit "M", the parties agree that unless on or before November 17, 1997 the same shall be initialed by Acquirer and Forest City and attached hereto or (b) if on or before November 28, 1997 Acquirer has not provided Forest City with evidence of the commitment of the lender to make the New Loan, then either Acquirer or Forest City shall have the right to terminate this Agreement. Any such termination shall be exercised, if at all, by the electing party giving written notice thereof to all parties hereto, whereupon this Agreement shall terminate.

    3.   Escrow.

         (a) Opening of Escrow. As soon as commercially reasonable after their complete execution of this Agreement ("Effective Date") and in any event not later than three (3) business days thereafter, Owner and Acquirer shall open an escrow (the "Escrow") with Chicago Title Insurance Company, 700 South Flower Street, Suite 900, Los Angeles, California, 90017, Attention: Rose Martinez ("Escrow Agent"), through which the purchase and sale of the Property shall be consummated. A fully executed copy of this Agreement shall be deposited with Escrow Agent, duly executed by Owner, Acq uirer and Escrow Agent, to serve as Escrow instructions to Escrow Agent, and Escrow Agent shall be and is hereby authorized and instructed to deliver pursuant to the terms of this Agreement the documents and monies to be deposited into the Escrow. Escrow Agent may attach to this Agreement Escrow Agent's standard form escrow agreement, to the extent that the same is consistent with the terms hereof, and are reasonably approved by Owner and Acquirer. Escrow Agent shall immediately, upon receipt of such duly executed copy of this Agreement, notify Owner and Acquirer of the opening of Escrow. Should either party fail to open Escrow in accordance with the provisions of this Paragraph 3(a), such failure shall constitute a material breach of this Agreement.

         (b) Closing of Escrow. Escrow shall close ten (10) business days following the Approval Date, but subject to Owner's right to extend as hereinafter provided, in all events not later than December 2, 1997, provided the Ground Lessor Consent and Estoppels and the Tenant Estoppels satisfying the requirements of paragraph 8(b) hereof have been received and all other Acquirer's Conditions Precedent to Closing as set forth in Paragraph 8 hereof and the Conditions Precedent to Owner's Obligation to Close Escrow (set forth in Paragraph 9 below) have been satisfied. Notwithstanding the foregoing, any Owner (with the written consent of each other Owner) shall have the right to extend the Closing, subject to obtaining an extension of the Remaining Pay-Off Amount for the same extension period, for a period not to extend beyond January 7, 1998, by giving written notice thereof to Acquirer on or before November 28, 1997. The term "Closing" as used herein shall be deemed to be the date upon which the respective Conditions Precedent to Acquirer's Obligation to Close Escrow (set forth in Paragraph 8 below) and the Conditions Precedent to Owner's Obligation to Close Escrow (set forth in Paragraph 9 below) have been satisfied, the Assignment of Leasehold and Grant to the Improvements ("Assignment of Leasehold" herein) hereinafter referred to is recorded in the office of the County Recorder of Los Angeles County and the net proceeds (in cash and OP Units) required to close are held by Escrow Agent for disbursement to Owner. If the Closing as provided herein does not occur, this Agreement and the Escrow shall be cancelled and terminated and thereafter neither party shall have any further obligation or liability to the other party, except as expressly set forth in this Agreement.

    4.   Title Matters.

         (a) Title Report.

             (i)  Owner has caused to be delivered to
Acquirer a CLTA Preliminary Title Report covering the Real Property and the Improvements, which states that it is subject to any matter that would be disclosed by a survey (the "Preliminary Title Report"), issued by Chicago Title Insurance Company ("Title Company"), together with copies of all documents evidencing matters of record shown as exceptions to title thereon. If Acquirer shall desire an updated ALTA Survey of the Real Property and Improvements ("Survey"), Acquirer shall cause the same to be so made at Acquirer's sole cost and expense before the Approval Date (and upon receipt shall deliver a copy of the Survey to Owner). Acquirer shall have the right to object to any exceptions contained in the Preliminary Title Report or the Survey by giving notice to Owner before the Approval Date. Notwithstanding any of the foregoing, Owner shall at Closing (but shall not be obligated prior thereto) remove of record all tax and mechanic's liens (except only for the liens of the taxes and assessments to be prorated under Paragraph 12(a)(ii)), at its sole cost and expense. Unless Acquirer gives written notice that it disapproves any such additional exceptions to title matters, stating the exceptions so disapproved, before the Approval Date, Acquirer shall be deemed to have approved said exceptions. Acquirer's approval of the Preliminary Title Report shall be without prejudice to Acquirer's right to disapprove additional survey matters or any supplementary reports issued by Title Company or disclosed after the Approval Date; provided, however, Acquirer's approval shall not be unreasonably withheld, and, as to survey matters, shall only be applicable if Acquirer shall have obtained the updated Survey before the Approval Date. If for any reason, on or before the Closing Date Owner does not cause such exceptions to title or survey matters which Acquirer timely disapproves (to the extent Acquirer is permitted hereunder to so disapprove) to be removed at no cost or expense to Acquirer (Owner having the right but not the obligation to do so), the obligation of Apollo and Wilstein to transfer (and Forest City to enter into the TIC Agreement) and Acquirer to acquire the Property as herein provided shall terminate (and Owner and Acquirer shall have no further obligations in connection herewith). Acquirer shall have the option to waive the condition precedent set forth in this paragraph 4(a) by notice to Owner. In the event of such waiver, such condition shall be deemed satisfied. All matters set forth on the Preliminary Title Report, the updated Survey obtained by Acquirer which are not timely objected to by Acquirer shall be permitted exceptions to title and shall additionally include (i) any title or survey matters objected to by Acquirer, which objections are subsequently waived in writing by Acquirer, and (ii) any title or survey matters objected to by Acquirer in accordance with the terms and provisions of this Agreement, which objections are cured to Acquirer's satisfaction, (iii) real estate taxes and assessments not yet due and payable; and (iv) the printed exceptions which appear in the standard form ALTA owner's policy of title insurance (with extended coverage).

             (ii) If at the date of Closing there are any liens or encumbrances that Owner is obligated to pay and dis charge, Escrow Agent may use any portion of the net proceeds of the Escrow to satisfy the same (if the same are not bonded-over or otherwise satisfied by title endorsement), provided Owner shall simultaneously either deliver to Escrow Agent at Closing title instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments or appropriate pay off letters or instructions.

         (b) Title Policy.  The Title Policy shall be
Chicago Title Company's ALTA Owner's policy with liability in the amount of $83,100,000, showing the Apollo and Wilstein TIC Interests (i) in the Leasehold Estate in Real
Property and (ii) in the fee title to the Improvements in each instance, as vested in Acquirer, subject only to the permitted exceptions specified in Paragraph 4(a) above.

    5.   Delivery of Information.

         (a) Owner has previously delivered or has caused to be delivered to Acquirer or made available to Acquirer at the Property to the extent they are in Owner's possession or under its control, and Acquirer has reviewed and approved (except the environmental materials) the following:

             (i)  Complete copies of all of the leases
constituting the Leasehold Estate and all amendments thereto;

             (ii) Complete copies of all of the Tenant
Leases and all amendments thereto, a schedule of which is attached hereto as Exhibit "B" and forms a part hereof;

             (iii)   The loss history of the Property
pertaining to any property damage or personal injury suffered for which an insurance claim of more than Fifty
Thousand Dollars ($50,000) was submitted by Owner at any time after January 1, 1995 to the extent available to Owner;

             (iv) A set of any "as built" plans, specifica tions and structural drawings with respect to the Building shell and any third-party soil, geological, seismic, environmental and hazardous materials and asbestos studies or reports, relating to the Improvements or the subsurface conditions, grading plans, water table or other matters bearing upon condition of the Property;

             (v)  A copy of all documents and instruments
evidencing, securing and pertaining to the existing first trust deed loan covering the Property;

             (vi) All electricity and property tax bills for the period beginning January 1, 1995 to the extent available to Owner;

             (vii)   Statements of income and expense for
the Property for all calendar years beginning 1995 and for the current year to date to the extent available to Owner;

             (viii)  All warranties and operating manuals
that Owner may have from vendors, contractors or servicing agents with respect to the physical condition of the Improvements, the Property or any portion thereof or the equipment located therein;

             (ix) Complete copies of all service and other contracts pertaining to the Property (including, but not limited to, HVAC, elevator, landscape, management, leasing brokerage and parking) in respect to which Owner is obligated and which are intended to survive Closing hereunder (the "Service Contracts"); and

             (x) A list of all personal property (including supplies) owned or leased by Owner and used in connection with the operation, maintenance and repair of the Property.

         (b) As of the Effective Date, Acquirer has approved all of the matters and things set forth in paragraph 5(a) except the environmental studies and its own environmental investigations. Acquirer shall have until 5:00 P.M. Los Angeles time on November 14, 1997 (the "Approval Date") in which to approve or disapprove all of the other matters and things that are subject to Acquirer's rights of review, inspection and approval hereunder; provided, however, if on the Approval Date Acquirer has not received (at least three
(3) days prior thereto) its written environmental report concerning the Property, Acquirer shall have the right, by written notice to Owner prior to the Approval Date, to extend the Approval Date ("Extended Approval Date") only as to the environmental matters (the reports of which it has not timely received) to the date which is three (3) business days after the receipt of the same but not later than November 28, 1997. Acquirer's failure either to approve or disapprove the Property before the expiration of the Approval Date, as the same may be extended as to the environmental matters shall be deemed its approval thereof. If Acquirer disapproves any of said information, Acquirer shall notify Owner in writing thereof within the time period specified above whereupon, this Agreement shall terminate.

         (c) At Acquirer's request at any time from and after the date hereof until the date that is one (1) year after the Closing Date, Owner shall, at Acquirer's expense, provide to Acquirer's designated independent auditor, Ernst & Young, reasonable access to the books and records of the Property, regarding the period for which Acquirer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, but only to the extent that such books, records and related information are in Owner's possession or control and relate to the period during which Owner held title to the Property.

         (d) Acquirer has delivered to Wilstein copies of all recent audited and unaudited financial statements of and filings with the S.E.C. by Acquirer and ARI for its review.

    6.   Inspections and Approval by Acquirer.

         (a) Acquirer has approved the matters referred to in subparagraphs (b) and (c) below, subject to such additional testing as may be necessary to complete its environmental investigation of the Property.

         (b) Notwithstanding subparagraph (a) to the con trary, from and after the date hereof, Acquirer and its agents, employees and contractors shall be afforded reasonable access to the Property during normal business hours and upon twenty-four (24) hours prior notice, subject to the rights of tenants in possession. Owner shall reasonably cooperate to assist Acquirer. However, Acquirer agrees not to contact any of Owner's tenants without Owner's prior consent and to hold Owner harmless from and against any loss, cost, damage, claim or expense suffered by Owner or the Property and caused by Acquirer's investigations (the foregoing obligation surviving any termination of this Agreement). In no event shall Acquirer make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) without Owner's prior consent. Acquirer shall promptly restore the Property to its condition immediately prior to such investigations. In addition, Acquirer agrees not to unreasonably interfere with the use and enjoyment of the Property by Owner, its agents, representatives, employees or any tenants or other occupants. Owner shall have the right, at its option, to cause a representative of Owner to be present at all inspections, reviews and examinations conducted hereunder. At the request of Owner, Acquirer shall promptly deliver to Owner true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Acquirer by any third party and, in the event of termination hereunder, shall return all documents and other materials furnished to or on behalf of Acquirer by Owner hereunder. Acquirer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided, however, that Acquirer shall be entitled to disclose such information to Acquirer's attorneys, consultants, accountants and prospective debt and equity financing sources who reasonably need to be informed in connection with Acquirer's determinations hereunder (who shall, in turn, be required to keep such information confidential). Acquirer acknowledges that any and all such information shall be utilized solely for the purpose of assisting Acquirer in its determination of whether or not to purchase the Property hereunder (and for no other purpose). The parties acknowledge that the amount of damages that Owner would suffer by reason of a breach of the confidentiality provisions hereunder or under Paragraph 16(k) hereof would be extremely difficult, if not impossible, to determine and that, in addition to any and all other rights or remedies which may be available to Owner, Owner may pursue an action for injunctive relief in connection therewith.

         (c) From and after the date hereof until Closing, Acquirer and its agents shall be afforded reasonable opportunity by Owner during normal business hours and upon twenty-four (24) hours prior notice to examine all operating books and records that directly relate to the Property (including all specifications and as-built drawings to the extent they are in Owner's possession), all building permits, certificates of occupancy, third party soil and engineers' reports and studies, and similar information relating to the Property or its management, operation, maintenance or use, and all warranties and operating manuals that Owner may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon.

    7.   Operation of Property Pending Closing.

         (a) Tenant Leases. Owner has leased portions of the Property to various occupancy tenants. From and after the date of execution of this Agreement and until the Closing Date Owner shall not enter into any new leases or amend or extend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Acquirer (which consent shall not be unreasonably delayed or withheld). In requesting such consent, Owner shall inform Acquirer in writing of the amount, if any, proposed to be required to pay for, or any allowance proposed to be given for, tenant improvement work, any leasing commissions and fees, in connection with such lease and any rent concessions. Also included in the request for consent, shall be Owner's proposed draft of the lease or amendment agreement. The failure of Acquirer to respond within five (5) business days after written request for any such approval shall be deemed to constitute approval. Owner shall not collect in advance any rent or other sum due under any of the Tenant Leases, except for collection of current rents no more than one month in advance.

         (b) Leasing Commissions; Tenant Improvements and Rent Concessions. Owner covenants and agrees to be respon sible for all leasing commissions, tenant improvement costs and legal fees with respect to any leases (including amend ments and renewals) entered into on or before the Effective Date. Owner represents that as of the Effective Date there are no pending lease transactions to which Acquirer will be subject which Acquirer has not approved in writing.
Acquirer covenants and agrees to be responsible for all leasing commissions, tenant improvement costs, legal fees and unamortized rent concessions with respect to any new leases, extensions of or options under existing leases and renewals occurring after the Effective Date, provided that
(i) with respect to matters occurring prior to Closing, Acquirer has approved or is deemed to have approved such action or event by Owner, to the extent Acquirer is entitled to approve hereunder and (ii) Owner has delivered to Acquirer copies of the proposed lease and other agreements with respect thereto and to which any brokerage commissions are payable. Failing such delivery, if applicable, and approval (or deemed approval), Owner shall remain responsible for all of costs and expenses including commissions.

         (c) Insurance Policies. Owner shall keep all of the insurance policies covering the Property (or substantially equivalent coverage) in full force and effect between the date of this Agreement and Closing (the
"Insurance Policies").

         (d) Service Contracts. Owner shall have the right to renew or replace Service Contracts that expire prior to Closing or to enter into new Service Contracts for emergency purposes if deemed reasonably necessary by Owner for any term provided that such Service Contracts are terminable by Owner or its successors in interest upon not more than thirty (30) days' notice to the service provider.

         (e) Property Management. Owner shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of Owner.

    8. Conditions Precedent to Acquirer's Obligation to Close Escrow. The obligation of Acquirer to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Acquirer's sole benefit and that may be waived by Acquirer only in writing at its sole option. Said conditions are as follows:

         (a) Representations and Warranties True at Closing. The representations and warranties of Owner contained in Paragraph 13 of this Agreement shall be true on the date of Closing in all material respects as though such representa tions and warranties were made on and as of such date.

         (b) Delivery of Estoppels. Owner shall have deliv ered to Acquirer (i) estoppel letters (the "Tenant Estoppels") from tenants representing 85% of the leased area and from all tenants leasing more than 3,500 square feet in the Improvements in substantially the form of Exhibit "D-1" attached hereto and forming a part hereof or substantially in the form prescribed in the applicable lease (it being understood and acknowledged by Acquirer that paragraph 6 and paragraph 10 (as it relates to requiring the tenant to give notice to Acquirer's lenders) in Exhibit "D-1" is optional and not a requirement in any tenant's lease), consistent in all material respects with the information to be provided by Owner hereunder and certifying inter alia to the effect that there are no defaults by landlord under the lease known to tenant thereunder; that such lease is unmodified except as may be set forth therein and in full force and effect; that there are no defenses or offsets against the landlord known to tenant thereunder; and that rental is current and has not been paid more than one month in advance and (ii) estoppel letters ("Ground Lease Estoppels") from each of the lessors (fee owners) under the Leasehold Estate consenting to the proposed transaction contemplated by this Agreement, if required, and otherwise substantially in the form of Exhibits "D-2A" and "D-2B", respectively, attached hereto and forming a part hereof, conforming in all material respects with the information produced by Owner herewith. Owner can satisfy the Tenant Estoppel condition of this paragraph and Acquirer will accept Tenant Estoppel Certificates executed by Owner if executed and delivered, in substantially the form attached as Exhibit "D-1" and conforming to the rent roll provided by Owner, as to each tenant required to meet either the 85% or 3,500 square feet threshold. If Owner notifies Acquirer that it is unable to secure an estoppel with respect to the Gorfain Lease, Acquirer shall have two (2) business day thereafter to either (i) waive the condition or (ii) terminate this Agreement for failure of such condition.

         (c) Compliance with This Agreement. Owner shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

         (d) Title Policy. Title Company shall be ready, willing and able to issue the Title Policy required by Para graph 4(b).

         (e) Change in Condition. Subject to the provisions of Paragraphs 15(b) and 15(c) hereof, there shall exist no damage, destruction or condemnation of the Property prior to Closing.

    9.   Conditions Precedent to Owner's Obligation to Close
Escrow. The obligation of Owner to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Owner's sole benefit and that may be waived solely by Owner only in writing at its sole option. Said conditions are as follows:

         (a) Representations and Warranties True at Closing. The representations and warranties of Acquirer contained in this Agreement, or in any certificate or document signed by Acquirer pursuant to the provisions hereof, shall be true on and as of Closing in all material respects as though such representations and warranties were made on and as of such date.

         (b) Delivery of Net Proceeds and Documents. Acq uirer shall have delivered all funds and documents to Escrow
Holder required by it hereunder to enable it to close the Escrow.

         (c) Compliance with This Agreement. Acquirer shall have performed and complied with all agreements and con ditions required by this Agreement to be performed or complied with by it on or prior to Closing.

         (d) Consent of World Savings. World Savings, the lessor under the ground lease, shall have given its consent in writing to the proposed conveyance of the leasehold estate to Acquirer in accordance with the terms of this Agreement.

    10.  Remedy of Acquirer and Owner Upon Default.

         (a) Remedies of Acquirer. In the event that Owner fails to keep and perform each and every obligation, covenant and agreement herein by Owner to be kept or per formed, then Acquirer may pursue an action against Owner and the Property for specific performance and/or damages but agrees that it shall have no right to seek or obtain consequential or punitive damages resulting from a breach of Apollo's and/or Wilstein's agreements to convey their TIC Interests in the Property or Forest City's breach of its agreement to enter in the TIC Agreement. Notwithstanding the foregoing, Acquirer's right to file an action for specific performance against Owner, or any of the them, (i) shall be limited to the period of thirty (30) days following notice by Acquirer to Owner setting forth the obligation, covenant or agreement which Owner has failed to keep or perform and (ii) shall require evidence of Acquirer's ability to perform all of the obligations of Acquirer then capable of being performed at the point in time of Owner's breach or default.

         (b) Remedy of Owner. THE PARTIES HERETO, BEFORE ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY OWNER IF ACQUIRER SHOULD WRONGFULLY FAIL TO PURCHASE THE PROPERTY. WITH THE FLUCTUATION IN VALUE OF REAL PROPERTY, THE CURRENT AND HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, THE FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS THAT DIRECTLY AFFECT THE VALUE AND MARKET ABILITY OF THE PROPERTY, IT IS REALIZED BY THE PARTIES THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IM POSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY PRIOR TO SIGNING THIS AGREEMENT THE AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY OWNER IN THE EVENT OF ACQUIRER'S WRONGFUL FAIL URE TO PURCHASE THE PROPERTY. THE PARTIES, HAVING MADE DILI GENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COM PENSATORY DAMAGES OWNER WOULD SUFFER IN THE EVENT OF ACQUIRER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS AN AMOUNT EQUAL TO THE DEPOSIT; AND IN THE EVENT OF ACQUIRER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY, OWNER SHALL BE ENTITLED TO SUCH AMOUNT AS FULL LIQUIDATED DAMAGES, AND THAT PAYMENT OR TENDER TO OWNER BY ACQUIRER OF SUCH AMOUNT SHALL TERMINATE ALL OF OWNER'S RIGHTS AND REMEDIES AT LAW OR IN EQUITY AGAINST ACQUIRER WITH RESPECT TO SUCH FAILURE TO PERFORM. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT OWNER'S RIGHTS OR REMEDIES IN THE EVENT OF A BREACH BY ACQUIRER OF THE CONFIDENTIALITY PROVISIONS SET FORTH IN PARAGRAPHS 6(a) and 16(k) HEREOF.


/s/ DW /s/ RLJ   /s/ AC          /s/ DLR         /s/ VJC
Wilsteins's      Apollo's       Forest City's    Acquirer's
Initials         Initials       Initials         Initials


         (c) Notwithstanding anything to the contrary contained herein, the (i) liability of Apollo, Wilstein and Forest City under this Agreement shall be several both as to amounts and remedies, (ii) the aggregate liability of Owner arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Owner under this Agreement or any document executed or delivered in connection herewith (except the Merger Agreement) or otherwise related to or connected with the Property shall not exceed $2,000,000 (i.e., the maximum exposure of Apollo will be $1,000,000 and the maximum exposure of each of Forest City and Wilstein will be $500,000); provided, however, no such limitation shall exist with respect to Apollo only for the matters covered by the Merger Agreement.

    11.  Closing Procedure.

         (a) At least one business day prior to the date of Closing, Acquirer shall have delivered to Escrow Agent counterpart executed originals, and acknowledged as required, of the following documents and the following sums of money required to be delivered by Acquirer hereunder:

             (i) The cash amounts necessary to fulfill its requirements set forth in Paragraph 2;

             (ii) Such funds as may be necessary to comply with Acquirer's obligations hereunder regarding prorations, costs and expenses;

             (iii) A signed counterpart of the Assignment of Leasehold and Grant to the Improvements and notarized for recordation ("Assignment of Leasehold") in the form of Exhibit "E" attached hereto and forming a part hereof;

             (iv) A Preliminary Change of Ownership Report for delivery with the Assignment of Leasehold;

             (v) A signed counterpart of the Assignment of Leases and Security Deposits (the "Assignment of Leases") substantially in the form and substance of Exhibit "G" attached hereto and forming a part hereof and a signed counterpart of the Assignment of Service and Miscellaneous
Rights and Agreements (the "Assignment of Service
Contracts") substantially in the form and substance of Exhibit "H" attached hereto and forming a part hereof;

             (vi) A signed counterpart of the Contribution
Agreement executed by Wilstein in the form of Exhibit "K" attached hereto and made a part hereof;

             (vii)   A signed counterpart of the Amendment
to Agreement of Limited Partnership executed by all of the required existing partners, in the form of Exhibit "L" hereto and forming a part hereof;

             (viii)  A signed counterpart of the Merger
Agreement executed by Apollo in the form of Exhibit "N" attached hereto and made a part hereof: and

             (ix) A signed counterpart and notarized for recordation of the TIC Agreement with Forest City in the form of Exhibit "M" hereto and forming a part hereof and/or other collateral agreements and documents relating to Acquirer's tenancy in common with Forest City as are deemed acceptable to Acquirer.

             (x) Signed copies of the New Loan documents, save and except for the ones being executed by Forest City, as may be necessary to consummate the New Loan; and

             (xi) Execute such other documents, instruments and certificates as may be reasonably necessary to carry out the intent and purpose of this Agreement.

         (b) At least one business day prior to the date of Closing, Wilstein, Forest City and Apollo, to the extent applicable, shall have delivered to Escrow Agent counterpart executed originals, and acknowledged as required, of the following documents:

             (i) The Assignment of Leasehold together with a separate Declaration Regarding Documentary Transfer Taxes;

             (ii) A Bill of Sale (the "Bill of Sale") in the form of Exhibit "F" attached hereto covering the Personal
Property;

             (iii)   An Assignment of Leases;

             (iv) An Assignment of Service Contracts;

             (v)  An original counterpart of each of the
Service Contracts, Leases and keys to the Property if in Owner's possession or under its control;

             (vi) An affidavit or declaration certifying that Wilstein and Apollo is not a foreign person under IRC
? 1445 and the equivalent form 590 RE with respect to the State of California;

             (vii)   Notices to each of the tenants of the
Property of the transfer of the TIC Interests in the Property to Acquirer;

             (viii)  To the extent they are in Owner's
possession, a complete set of all plans, specifications and as-built drawings, and all building permits, certificates of occupancy, third-party soil reports, and environmental reports and studies relating to the Improvements;

             (ix) All warranties and operating manuals that Owner may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon;

             (x)  A signed counterpart of the Contribution
Agreement executed by Wilstein and each of the constituent partners of Wilstein in the form of Exhibit "K" attached hereto and made a part hereof;

             (xi) A signed counterpart of the Amendment to Agreement of Limited Partnership executed by each of the constituent partners of Wilstein receiving OP Units, in the form of Exhibit "L" hereto and forming a part hereof;

             (xii)   A signed counterpart of the Merger
Agreement executed by Apollo in the form of Exhibit "N" attached hereto and made a part hereof;

             (xiii) A signed counterpart by Forest City and notarized for recordation of the TIC Agreement and/or any other collateral documents and instruments relating to the tenancy in common as may be agreed to between Acquirer and Forest City;

             (xiv)   A signed copy of the Investor Question
naire in the form of Exhibit "O" attached hereto from each of the Apollo Shareholders and the holders of the Wilstein
OP Units;

             (xv) Signed copies by Forest City and Wilstein of the appropriate New Loan documents as may be reasonably necessary to consummate the New Loan; and

             (xvi)   Execute such other documents,
instruments and certificates as may be reasonably necessary to carry out the intent and purpose of this Agreement.

         (c) Upon delivery of the foregoing sums and documents, Escrow Agent shall cause Title Company to cause the Assignment of Leasehold and the Tenancy in Common
Agreement to be recorded (by a special recording if necessary) in the Official Records of Los Angeles County,
California, and immediately to issue the Title Policy.

    12.  Costs and Prorations.

         (a) Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be prorated between Owner (including the TIC Interest of Forest
City) on the one hand and Acquirer and Forest City, on the other hand, as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing and if any item of proration or adjustment is incapable of complete proration or adjustment at the Closing, the parties agree to make such proration or adjustment as soon thereafter as reasonably possible based upon complete information. Without limitation, the following items shall be so apportioned:

             (i)  Monthly rents and percentage rent and
"passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Tenant Leases, as and when collected. Acquirer shall receive no credit for unamortized rent concessions with respect to tenant leases in effect on the Effective Date. If at Closing there are any past due rents or charges owed by occupancy tenants, they shall not be prorated until received; Acquirer shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Acquirer shall not be required to litigate or declare a default in any Tenant Lease). To the extent Acquirer receives amounts on account of Tenant Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Acquirer in connection with the applicable Tenant Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Owner's share thereof being promptly delivered to Owner. Acquirer may not waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Owner is entitled to receive its share of charges or amounts without first obtaining Owner's written consent. Owner hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Owner. Acquirer shall reasonably cooperate with Owner in any collection efforts hereunder (but shall not be require to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Owner shall retain all rights relating thereto;

             (ii) Rent for the current payment period under the Ground Lease. Any remaining credit due Owner on Additional Rent pursuant to the Settlement Agreement dated
December 12, 1995 between Owner and World Savings shall be credited to Owner at Closing;

             (iii) Real estate and personal property taxes and any special assessments, based upon the latest previous tax levies. Such items shall be reapportioned between Owner and Acquirer if current tax rates differ from the latest previous tax rates as soon as the same are known. Owner agrees that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the Owner or the Acquirer at any time subsequent to Closing but with reference to any period prior thereto during Owner's ownership thereof, Owner shall promptly pay to Acquirer an amount equal to such additional assessments or levies. Similarly, if tax refunds become payable for periods during Owner's ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax increases by way of rent escalations to Owner) shall be promptly paid over to Owner. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Acquirer assuming the obligation to pay any installment due after the Closing Date). In no event shall Owner be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing Date;

             (iv) Transferable annual permits, licenses, and/or inspection fees, if any, on the basis of the duration of the same;

             (v) Security Deposits, plus accrued interest, if any, payable thereon to tenants, and any other deposits and prepaid rent, shall be credited (or assigned) to Acquirer;

             (vi) Utility charges levied against Owner or the Property, and Acquirer shall transfer all such utility services to its name and account immediately upon Closing;

             (vii)   Service Contracts on the basis of the
charge or premium for the period involved;

             (viii)  Tenant improvements costs, leasing
commissions and legal fees for leases signed after the Effective Date shall be paid by Acquirer, to the extent approved by Acquirer in accordance with Paragraphs 7(a) and 7(b) together with any amounts payable thereunder; and

             (ix) All other operating expenses incurred in the management and operation of the Property.

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

         (b) Expenses of Closing. The expenses of Closing shall be paid in the following manner:

             (i)  Wilstein and Apollo shall pay:

                  (1)       The cost of securing the CLTA
standard coverage portion of the Title Policy that is attributable to the required ALTA Owner's coverage;

                  (2)       Documentary transfer tax (County
and City) imposed on the conveyance of title to the Property to Acquirer it being agreed that Acquirer will acquire the Wilstein and Apollo TIC Interests subject to the Existing Loan; and

                  (3)       One-half of Escrow Agent's
Escrow Fee.

               (ii)  Acquirer shall pay:

                  (1)       The cost of the Preliminary
Title Report and the cost of any Escrow or Title cancellation charges in the event that the transaction fails to close through no fault of the Owner and, if Closing does occur, that portion of the cost of the Title Policy that is not to be paid by Wilstein and Apollo pursuant to Subsection
(b)(i)(1) above including the cost of any endorsements and the cost of updating the ALTA Survey;

                  (2)       The cost of recording the
Assignment of Leasehold, and the Tenancy in Common
Agreement;

                  (3)       All expenses relating to Acquire
r's financing of its acquisition of the Property and its due diligence reviews hereunder; and

                  (4)       One half of Escrow Agent's
Escrow fee.

All other Closing fees and expenses, including, but not limited to, the parties' legal expenses, accounting and con sulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

    13.  Representations, Warranties and Covenants of Owner.

         (a) Except as specifically set forth in this Paragraph 13(a), the acquisition of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any party thereof. Acquirer acknowledges that Acquirer has examined, reviewed and inspected all matters which in Acquirer's judgment bear upon the Property and its value and suitability for Acquirer's purposes. Except as to matters specifically set forth in this Paragraph 13(a), Acquirer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy. Subject to the foregoing and except as disclosed by Owner to Acquirer or otherwise discovered by Acquirer prior to the expiration of the Approval Period as contained in the materials delivered to Acquirer and identified in Paragraph 5 hereof, Owner hereby makes the following representations, warranties and covenants. Except as disclosed in Exhibit "J" attached hereto:

             (i)  Owner has no knowledge of any:

                  (1)       existing latent defects or
seismic conditions concerning the Real Property or the Improvements or materially incorrect income or expense figures in any financial statements prepared by or for Owner and delivered to Acquirer regarding the Property (with respect to periods of time occurring prior to the date hereof and, without limitation on the foregoing, Owner does not make any representation or warranty with respect to any projections);

                  (2)       any pending claim, litigation or
administrative action, arbitration, proceeding pending before any court, agency or official, nor any such claim or action threatened in writing, relating to the Owner or the Property;

                  (3)       written notice of violations of
City, County, State, Federal, building, zoning, fire or health codes, regulations or ordinances, filed or issued against the Property;

                  (4)       Hazardous Substance in existence
on or below the surface of the Real Property or in any building located upon the Real Property, including, without limitation, contamination of soil, subsoil or ground water, which constitutes a violation of any applicable law, rule or regulation of any government entity having jurisdiction thereof except for office and medical supplies in customary quantities; and

                  (5)       matter that would suggest any
portion of the Property having ever been used by Owner or any tenant of any portion of the Property during Owner's ownership thereof as a waste storage or disposal site or gasoline station. Without limiting the other provisions of this Agreement, Owner shall reasonably cooperate with Acquirer's investigation of matters relating to the foregoing provisions of this paragraph and to provide access to and copies of any third party data and/or documents dealing with potentially Hazardous Substances used at the Property and any disposal practices followed in accordance with, and subject to the provisions of, Paragraph 6 hereof. Owner agrees that Acquirer may make inquiries of governmental agencies regarding such matters, without liabil ity for the outcome of such discussions. For the purposes of this Agreement, "Hazardous Substances" shall mean (A) sub stances defined as "hazardous substances" in (i) the Compre hensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S. C. ?? 9601 et seq.), or
(ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ?? 6901 et seq.), together with the regulations enacted pursuant to such acts, and (B) those substances defined as "hazardous wastes" in ? 25117 of the California Health and Safety Code or as "hazardous substances" in ? 25316 of the California Health and Safety Code together with the regulations enacted pursuant to such statutes.

             (ii) The ground lease with World Savings described in Exhibit "A" hereto constituting the Leasehold Estate, the Tenant Leases and Service Contracts and any other agreements, matters and things to be submitted to Acquirer by Owner for approval pursuant to Paragraph 5 above, or otherwise, shall be true, correct and complete copies thereof as of the date of submission thereof, and as thereafter supplemented by supplements or additions, approved in writing by Acquirer, on or before Closing. Notwithstanding anything to the contrary contained herein, Owner shall have no obligation or liability to Acquirer with respect to any of the foregoing ground or tenant lease matters which shall be confirmed as correct in any estoppel certificate delivered to Acquirer as provided in this Agreement;

             (iii)   To Owner's knowledge, the operating
financial information prepared by Owner and delivered to Acquirer with respect to the Property, consisting of Statements of Operations for all calendar years beginning on and after January 1, 1995 and for the current calendar year are true and correct in all material respects; in this regard Owner agrees to make available to Acquirer and its accountants, at Acquirer's cost, all accounting records for the calendar year ended December 31, 1996 and for the period from January 1, 1997 through the date of Closing, including but not limited to all general ledgers, cash receipts, cancelled checks and any other accounting documents and information directly relating to the operations of the Property reasonably requested to the extent in Owner's possession; and

             (iv) As used in this Agreement, "to Owner's knowledge" or other similar knowledge limitations as to Owner shall mean the actual knowledge, without any duty to investigate, of Jeff Buttikofer, David Wilstein and Andrew
S. Cohen.

         (b) Notwithstanding anything contained in Para graphs 5(a) or 13(a) to the contrary, Owner is neither responsible nor liable for any representation or warranty, either expressed or implied, guaranty, promise or other information pertaining to the Property or the Improvements made or furnished to Acquirer by any broker representing or purporting to represent Owner.

         (c) None of Apollo, Wilstein or Forest City has any employees which are also employed by 11601 Wilshire Associates, a California general partnership and whose job description require work at or solely with respect to the Property. Furthermore, nothing in this Agreement or any document delivered pursuant hereto, express or implied, shall obligate Acquirer to employ any person now employed at the Property.

    14. Representations and Warranties of Acquirer. Acq uirer hereby makes the following representations and warranties, each of which is deemed to be material and each of which is stated by Acquirer to be true and correct on the date hereof:

         (a) Acquirer has full legal power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement constitutes the valid and binding obligation of Acquirer, enforceable in accordance with its terms, except as such enforcement may be affected by bank ruptcy, insolvency and other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Acquirer is a party or by which Acquirer may be bound or affected.

         (b) The execution and delivery of this Agreement and the payment and performance by Acquirer of its payments and obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Acquirer, and all such actions have been duly taken by Acquirer.

         (c) As of the expiration of the Approval Period and as of the Closing Date (i) Acquirer has received and reviewed all materials provided to Acquirer by Owner pursuant to Paragraphs 4 and 5 above (collectively, the "Due Diligence Materials"), (ii) Acquirer has inspected the Property, (iii) Acquirer has made such investigation of the information contained in the Due Diligence Materials as it deems appropriate, and (iv) Acquirer is satisfied based upon its examination of the Due Diligence Materials and its investigation of all other aspects of the Property which Acquirer deems material to its purchase thereof, including, without limitation, the condition of title to the Property, the zoning of the Property, the condition and physical aspects of all structures located on the Real Property (including the Improvements) and the presence or absence of Hazardous Substances on the Property. Except as set forth in subparagraph 13(a) and elsewhere in this Agreement, Acquirer is not relying on any representation, written information, data, reports, warranty, or statement of Owner or their agents concerning the Property or the accuracy or completeness of the Due Diligence Materials, and Acquirer is acquiring the Property in "AS-IS" condition based solely upon Acquirer's own independent inspection, investigation and review, as more particularly set forth in Paragraph 13(a) hereof. Furthermore, Acquirer acknowledges and agrees that Owner has no obligation from and after the date hereof to continue or complete the installation of any corridor upgrades or environmental management systems.

         15. General Covenants and Agreements of Acquirer and Owner.

         (a) Delivery of Possession.  Possession of the
Property shall be delivered to Acquirer upon Closing, subject to the rights of tenants in possession.

         (b) Damage to or Destruction of Property Prior to Closing; Risk of Loss. If prior to Closing the Property shall sustain damage caused by fire or other casualty that is insured and that would cost One Million Dollars ($1,000,000) or more to repair or if any uninsured loss or casualty occurs that would cost One Million Dollars ($1,000,000) or more to repair, either Owner or Acquirer may respectively elect to terminate this Agreement by written notice to the other within fifteen days after notice of such event, or at Closing, whichever is earlier. If neither Owner nor Acquirer so elects to terminate its obligations under this Agreement, or if the loss or casualty would cost less than One Million Dollars ($1,000,000) to repair, the Closing shall take place as provided herein and Acquirer shall receive (i) a credit for the amount of Owner's deductible or retention and (ii) an assignment of Owner's rights to insurance proceeds with respect to any unrepaired damage (including any rental loss proceeds for periods after the Closing), loss or casualty in question. Owner shall retain all interest in and to the insurance proceeds that may be payable to Owner on account of repaired and completed damage, but Owner shall have no obligation of repair or replacement.

         (c) Condemnation of Property Prior to Closing. In the event that the Property or any part thereof becomes the subject of a condemnation proceeding other than of a minor immaterial nature prior to Closing, Owner agrees to immediately advise Acquirer thereof. In the event of such condemnation, Acquirer shall have the option to (1) take title in accordance with the terms and conditions of this Agreement and negotiate with the said condemning authority for the condemnation award and receive the benefits thereof without affecting the Valuation, or (2) terminate this Agreement and declare its obligations thereunder null and void and of no further effect, in which event all sums theretofore paid to Owner or to Escrow Agent hereunder shall be returned to Acquirer as set forth herein. Notice of the exercise of such option hereunder shall be in writing, delivered to Owner at the address set forth in Paragraph 16(g) of this Agreement (or such other address as Owner may have theretofore designated in writing) at least two days prior to Closing.

         (d) Brokers/Finders. Owner warrants that Owner did not negotiate with respect to the purchase of the Property through any broker, agent, finder, affiliate or other third party or incur any liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payments in connection with this Agreement, or the transactions contemplated hereby and Owner hereby agrees to indemnify Acquirer against and hold Acquirer harmless from any and all claims, demands, causes of action or damages resulting from any breach of this warranty. Acquirer hereby warrants that Acquirer did not negotiate through any broker, agent, finder, affiliate or other third party or incur any liability, contingent or otherwise, for any such brokerage or finder's fees, agent's commissions or other like payments, in connection with this Agreement, and hereby agrees to indemnify Owner against and hold Owner harmless from any and all claims, demands, causes of action or damages resulting from any breach of this warranty. This provision shall survive Closing.

         (e) Further Assurances Prior to Closing. Owner and Acquirer shall, prior to Closing, execute any and all docu ments and perform any and all acts reasonably necessary, incidental or appropriate to effect the purchase and sale and the transactions contemplated in this Agreement.

         (f) Time of Essence. Time shall be of the essence with respect to the obligations of the parties hereunder.

         (g) Waivers, Amendments and Modifications of Provi sions. Waivers, amendments or modifications of any term or condition of this Agreement must be in writing signed by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

         (h) Indemnification. Owner shall indemnify Acq uirer against and hold Acquirer harmless from any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, for third party claims arising out of or in connection with any tort committed by Owner (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Owner) unless caused by Acquirer, resulting from such tort occasioned in or about the Property prior to Closing. Acquirer shall indemnify Owner against and hold Owner harmless from any and all loss, damage, claim of damage, liability or expense, including court costs and reasonable attorneys' fees, for third party claims arising out of or in connection with any tort committed by Acquirer (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Acquirer) unless caused by Owner, resulting from such tort occasioned in or about the Property (a) as a result of its investigation of the Property during the Approval Period or (b) on or subsequent to Closing. These covenants shall survive Closing.

    16.  Miscellaneous Provisions.

         (a) Successors and Assigns. Subject to the pro visions hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         (b) Meaning of Terms. When necessary herein, all terms used in the singular shall apply to the plural and vice versa; and all terms used in the masculine shall apply to the neuter and feminine genders.

         (c) Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the sub ject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

         (d) Governing Law. This Agreement is to be governed by and construed in accordance with the internal laws of the State of California.

         (e) Paragraph Headings. The headings of the sev eral paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         (f) Attorneys' Fees. If either Owner or Acquirer shall obtain legal counsel and bring an action or proceeding against the other by reason of an alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any proceeding is prosecuted to judgment or award. The term "prevailing party" shall include a party (i) who brings an action or proceeding against the other by reason of the other's breach or default and obtains substantially the relief sought by judgment or award or (ii) who successfully defends an action or proceeding brought by the other party and against whom no material damages or specific performance are awarded.

         (g) Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or, in the alternative, deposited with
(1) the United States Postal Service, Certified Mail with Return Receipt Requested, with postage prepaid or (2) Federal Express or other overnight air freight forwarder for delivery the next business day or (3) by facsimile transmission during normal business hours on regular business days at the to the following addresses, and shall be effective immediately upon delivery:

     Owner:               Apollo Real Estate Advisors, LP
                          1301 Avenue of the Americas
                          38th Floor
                          New York, NY 10019
                          Attn:  Andrew S. Cohen
                          FAX (212) 261-4060

     With a copy to:      Pircher, Nichols & Meeks
                          1999 Avenue of the Stars
                          16th Floor
                          Los Angeles, CA 90067
                          Attn:  Real Estate Notices (GML)
                          FAX (310) 201-8922

     With a copy to:      Forest City Enterprises, Inc.
                          Legal Department
                          1160 Terminal Tower
                          50 Public Square
                          Cleveland, OH 44113-2203
                          Attn: William M. Warren, Esq.
                          FAX (216) 263-6206

     With a copy to:      Baker & Hostetler LLP
                          3200 National City Center
                          1900 East Ninth Street
                          Cleveland, OH 44114-3485
                          Attn: Alexander J. Szilvas, Esq.
                          FAX: (216) 696-0740

     With a copy to:      David Wilstein
                          Realtech
                          2080 Century Park East
                          Penthouse
                          Los Angeles, CA 90067
                          FAX (310) 553-0205

      With a copy to:     Resch Polster Alpert & Berger LLP
                          10390 Santa Monica Boulevard
                          4th Floor
                          Los Angeles, CA 90025
                          Attn: Ronald Resch, Esq.
                          FAX (310) 552-3209

     Acquirer:            Arden Realty, Inc.
                          9100 Wilshire Boulevard
                          Suite 700 East
                          Beverly Hills, CA 90212
                          Attn:  Victor J. Coleman
                          FAX (310) 246-2941

     With a copy to:      Troy & Gould
                          1801 Century Park East
                          16th Floor
                          Los Angeles, CA 90067
                          Attn:  Kenneth R. Blumer, Esq.
                          FAX (310) 201-4746

     Escrow Agent:        Chicago Title Company
                          700 South Flower Street
                          Suite 900
                          Los Angeles, CA  90017
                          Attn:  Rose Martinez
                          FAX  (213) 488-4384

All notices, requests and other communications may be sent by legal counsel for the party and shall be deemed received on the date of acknowledgment or other evidence of actual receipt.

         (h) Severability. If any provision of this Agree ment or the application thereof to any person or cir cumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         (i) Further Assurances on or After Closing. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive Closing.

         (j) Other Parties. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or with respect to this Agreement or any provision hereof.

         (k) Confidentiality. Owner and Acquirer agree that it is in both of their best interests to keep this Agreement and all information concerning the Property confidential until Closing. Owner and Acquirer each agrees that neither shall take any action nor conduct itself in any fashion that would disclose to unrelated third parties Acquirer's acqui sition or intended ownership and operation of the Property or any aspect of the contemplated transaction, subject, however, to any party's obligations under the Securities Act of 1933, the Securities and Exchange Act of 1934, the rules and regulations promulgated thereunder, the rules of the NYSE and any credit or underwriting agreement by which either party is bound and Owner's obligation to notify World Savings, the Lessor under the Master Lease, as defined in Exhibit "E" hereto, or the occupancy tenants and its existing lender of the proposed transactions hereunder. After Closing, either party may make a public announcement of the transaction.

         (l) Survival. Any cause of action of a party for a breach of the representations and warranties contained in this agreement shall survive for a one (1) year period after Closing, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Acquirer shall have actual knowledge as of the Closing that any of the representations or warranties of Owner contained herein are false or inaccurate or that Owner is in breach or default of any of its obligations under this Agreement, and Acquirer nonetheless closes the transactions hereunder and acquires the Property, then Owner shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

         (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

         (n) Facsimile Signatures.  Acquirer and Owner each
(i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement,
(ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other party will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents and notices effecting the transaction contemplated by this Agreement based on the fact that a signature or notice was sent by telecopy.

    IN WITNESS WHEREOF, Owner and Acquirer do hereby execute this Agreement as of the date first written above.

     Owner:             11601 HOLDING CORP.,
                        a Delaware corporation

                        By: /s/ Andrew Cohen
                           Name: Andrew Cohen
                           Title: Vice President

                        WILSHIRE SV ASSOCIATES,
                            a California limited partnership
                        (formerly known as WSV Associates)

                        By: Housing Affiliates, Inc.,
                            a California corporation


                           By:/s/ David Wilstein
                               David Wilstein, President


                   CONSTITUENT PARTNERS OF WILSHIRE SV ASSOCIATES

                        HOUSING AFFILIATES, INC.,
                            a California corporation


                         By:/s/ David Wilstein
                             David Wilstein, President


                          /s/ David Wilstein
                         David Wilstein


                         /s/ Leonard Wilstein
                         Leonard Wilstein


                         /s/ Arnold Rosenstein
                         Arnold Rosenstein


                         /s/ Raymond Lee Jensen
                         Lee Jensen


                         FOREST CITY SAN VICENTE CORP.,
                         an Ohio corporation

                         By:/s/ David J. LaRue
                            Name: David J. LaRue
                            Title: Vice President


     Acquirer:           ARDEN REALTY LIMITED PARTNERSHIP,
                         a Maryland limited partnership

                         By: Arden Realty, Inc.,
                             a Maryland corporation,
                             Its general partner


                           By: /s/ Victor J. Coleman
                                 Victor J. Coleman,
                                 President and Chief
                                 Operating Officer


     ARI:                ARDEN REALTY, INC.
                         a Maryland limited partnership
                         Its general partner


                         By: /s/ Victor J. Coleman
                             Victor J. Coleman,
                             President and Chief
                             Operating Officer


      The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

AGREED AND ACCEPTED:

Escrow Agent:

Chicago Title Company


By: /s/ Rose Martinez
  Name: Rose Martinez
  Title: Senior Escrow Officer